Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
Section 906 Certification

Pursuant to 18 U.S.C. § 1350, the undersigned officer of EchoStar Corporation (the “Company”), hereby certifies that to the best of his knowledge the Company’s Amendment No. 1 on Form 10-K/A to the annual report on Form 10-K of the Company for the year ended December 31, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	February 26, 2008

Name:	/s/ Bernard L. Han

Title:	Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.